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                                                                   EXHIBIT 23(c)


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of The Valspar Corporation of our report dated April 16, 1999 relating to the combined financial statements of Dexter Coatings Acquired Entities, which appears in the Current Report on Form 8-K/A of The Valspar Corporation dated May 12, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP


Milwaukee, Wisconsin
May 14, 1999